SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2011

FEDFIRST FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Maryland	0-54124	80-0578993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

565 Donner Avenue, Monessen, Pennsylvania 15062
(Address of principal executive offices) (Zip Code)

(724) 684-6800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 26, 2011, the stockholders of FedFirst Financial Corporation (the “Company”) approved the FedFirst Financial Corporation 2011 Equity Incentive Plan (the “Plan”). Employees, officers and directors of the Company or its affiliates are eligible to participate in the Plan.  The terms of the Plan were previously disclosed in, and a copy of the Plan was contained as Appendix A to, the Company’s definitive proxy materials for the Company’s 2011 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 15, 2011.

Item 5.07               Submission of Matters to a Vote of Security Holders

(a)	The annual meeting of stockholders of FedFirst Financial Corporation was held on May 26, 2011.

(b)	The matters considered and voted on by the stockholders at the annual meeting and the vote of the stockholders were as follows:

1.	The following individuals were elected as directors, each for a three-year term, by the following vote:

Name	Shares Voted For	Votes Withheld	Broker Non-Votes
R. Carlyn Belczyk	1,950,919	102,054	457,776
John J. LaCarte	1,957,290	95,683	457,776

2.
The appointment of ParenteBeard LLC as the independent registered public accounting firm of FedFirst Financial Corporation for the fiscal year ending December 31, 2011 was ratified by the stockholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
2,502,308	1,680	6,761

There were no broker non-votes on the proposal.

3.	The FedFirst Financial Corporation 2011 Equity Incentive Plan was approved by the following vote:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
1,715,395	321,921	15,657	457,776

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDFIRST FINANCIAL CORPORATION

	By:	/s/Patrick G. O’Brien
	Name:	Patrick G. O’Brien
Date: May 26, 2011	Title:	President and Chief Executive Officer